EXHIBIT 15.1

October 13, 2022

To the Board of Directors and Shareholder of Nevada Power Company

6226 West Sahara Avenue

Las Vegas, Nevada, 89146

We are aware that our reports dated April 29, 2022, and August 5, 2022, on our reviews of interim financial information of Nevada Power Company appearing in Nevada Power Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, and June 30, 2022, respectively, are incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada